SKRINE
ADVOCATES & SOLICITORS

DATED THIS 16TH DAY OF AUGUST 2024

BETWEEN

FGX ASIA INVESTMENT LTD
(Company No. 1652243)
(the Landlord)

AND

ULTRATREX MACHINERY SDN. BHD.
(Registration No. 200801031690) (833023-M)
(the Tenant)

TENANCY AGREEMENT

File Ref: LAH/FGX Asia Investment Ltd

Level 8, Wisma UOA Damansara, 50 Jalan Dungun, Damansara Heights, 50490 Kuala Lumpur, Malaysia
Tel : +(603) 2081 3999 Fax : +(603) 2094 3211 E-mail : skrine@skrine.com url : www.skrine.com

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

SIJIL SETEM

ASAL

STAMP CERTIFICATE

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	FPX TRANSACTIONS
No. Adjudikasi *Adjudication No.*	L01EEC9B9CXF023
Jenis Surat Cara *Type Of Instrument*	PERJANJIAN SEWA SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	16/08/2024
Balasan *Consideration*	RM 0.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
FGX ASIA INVESTMENT LTD, (1652243)

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
ULTRATREX MACHINERY SDN. BHD., (833023-M, 200801031690)

Butiran Harta / Suratcara *Property / Instrument Description*
PLO 229, KAWASAN PERINDUSTRIAN TEBRAU III,, JOHOR BAHRU,, 81100, JOHOR

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No.*	F0238A241815066
Tarikh Penyeteman *Date of Stamping*	28/08/2024
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 8,360.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 8,360.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 37

MALAYSIA 20240829 L01EEC9B9CXF023 08:09:17
LEMBAGA HASIL DALAM NEGERI
LHDN MALAYSIA
LEMBAGAHASILDALAMNEGERI L01E 240000000000

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date* : ***29/08/2024 08:09:17***

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app

Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- tamat/end ---

LHDN MALAYSIA

STAMPS

STAMP ASSESSMENT AND PAYMENT SYSTEM

HASIL CARIAN PENGESAHAN KETULENAN NO ADJUDIKASI L01EEC9B9CXF023

Jenis Sijil / *Certificate Type :*	SIJIL SETEM
No Adjudikasi / *Adjudication No :*	L01EEC9B9CXF023
Jenis Suratcara / *Instrument Type :*	PERJANJIAN SEWA - SURAT CARA UTAMA
Tarikh Suratcara / *Date of Instrument :*	16/08/2024
Butiran Surat Cara / *Instrument Description :*	PLO 229, KAWASAN PERINDUSTRIAN TEBRAU III,, JOHOR BAHRU,, 81100, JOHOR
Balasan / *Consideration :*	RM 0.00
Pihak Pertama / *First Party :*	FGX ASIA INVESTMENT LTD (1652243)
Pihak Kedua / *Second Party :*	ULTRATREX MACHINERY SDN. BHD. (833023-M, 200801031690)
No Sijil/Resit / *Certificate/Receipt No :*	F0238A241815066
Tarikh Penyeteman / *Date of Stamping :*	28/08/2024
Duti Setem Dikenakan / *Amount of Stamp Duty :*	RM 8,360.00
Penalti / *Penalty :*	RM 0.00
Jumlah Dibayar / *Total Amount Paid :*	RM 8,360.00
Indorsmen / *Indorsment :*	Seksyen 37

Kembali

LHDNM STAMPS

LEMBAGA HASIL DALAM NEGERI MALAYSIA
WILAYAH PERSEKUTUAN PUTRAJAYA (DUTI SETEM)
BEG BERKUNCI 00006
BANDAR BARU BANGI
43657 SELANGOR

Telefon : 03-89133800
Fax : 03-89221801
www.hasil.gov.my

Bil Surat Tuan : LAH/22422182
Tetuan/Tuan/Puan
ULTRATREX MACHINERY SDN. BHD.
PLO 229, JALAN KENCANA MAS 2,, KAWASAN
PERINDUSTRIAN TEBRAU III,
81100 JOHOR BAHRU,
Johor

Nombor Adjudikasi: L01EEC9B9CXF023 **Tarikh: 19/08/2024**

Tuan,

NOTIS TAKSIRAN SEWA/PAJAKAN (DUTI AD VALOREM)

Jenis Surat Cara : PERJANJIAN SEWA

Permohonan tuan bertarikh **19/08/2024** di bawah Seksyen 36, Akta Setem 1949 dirujuk.

2. Dimaklumkan duti sebanyak **RM 8,370.00** kena dibayar mengikut pengiraan seperti lampiran.

3. Sila jelaskan duti tersebut selewat-lewatnya pada **18/09/2024**. Bayaran duti setem boleh dibuat secara elektronik melalui:

- FPX dari laman sesawang STAMPS di https://stamps.hasil.gov.my atau,
- Bill Payment (CIMB BizChannel atau Public Bank)

4. Kelewatan membayar duti boleh dikenakan penalti di bawah Seksyen 47A, Akta Setem 1949.

Sekian, terima kasih.

"BERKHIDMAT UNTUK NEGARA"
"BERSAMA MEMBANGUN NEGARA"

PEMUNGUT DUTI SETEM LHDNM

Cetakan komputer ini tidak memerlukan tandatangan.

PENGIRAAN DUTI YANG DIKENAKAN

Bhg. A:	**Duti yang dikenakan mengikut Butiran 49**		
(a)	Premium atau Balasan	RM	0.00
(b)	Nilai Kadar	RM	8,360.00
(c)	Nisbah atas Hasil Tanaman	RM	0.00
Bhg. B:	**Sewa/ Pajakan**		
(d)	Jumlah duti yang dikenakan [(a)+(b)+(c)]	RM	8,360.00
(e)	Tolak amaun duti yang diremitkan / dikecualikan	RM	0.00
(f)	Duti yang dikenakan	RM	8,360.00
(g)	Penalti yang dikenakan**	RM	0.00
(h)	Salinan	RM	10.00
(i)	**Jumlah besar duti yang kena dibayar**	**RM**	**8,370.00**

** **Penalti**

Sesuatu dokumen hendaklah disetemkan dalam tempoh 30 hari dari tarikh ianya disempurnakan dalam Malaysia atau dalam tempoh 30 hari selepas ia diterima dalam Malaysia sekiranya ia disempurnakan diluar Malaysia. Sekiranya ia tidak disempurnakan dalam tempoh yang ditetapkan, penalti sebanyak :

(a) RM25.00 atau 5% daripada duti yang berkurangan, yang mana lebih tinggi, sekiranya ia disetemkan dalam tempoh 3 bulan selepas masa untuk penyeteman.

(b) RM50.00 atau 10% daripada duti yang berkurangan, yang mana lebih tinggi, sekiranya ia disetemkan selepas tempoh 3 bulan tetapi tidak lewat daripada 6 bulan selepas masa untuk penyeteman.

(c) RM100.00 atau 20% daripada duti yang berkurangan, yang mana lebih tinggi, sekiranya ia disetemkan selepas 6 bulan selepas masa untuk penyeteman.

Salinan Kepada:

Skrine
Unit 50-8-1, 8th Floor
Wisma Uoa Damansara,
no. 50
Jalan Dungun,
damansara Heights
50490 Kuala Lumpur
Wilayah Persekutuan Kuala Lumpur

Table of Contents

AN AGREEMENT made the day and year stated in Section 1 of the First Schedule hereto

BETWEEN

(1) The party whose name and description are as stated in Section 2 of the First Schedule hereto (hereinafter referred to as **"the Landlord"**) of the one part;

AND

(2) The party whose name and description are as stated in Section 3 of the First Schedule hereto (hereinafter referred to as **"the Tenant"**) of the other part.

WHEREAS:-

A. The Landlord is the registered proprietor of all that premises described in Section 4 of the First Schedule hereto together with all the fixtures and fittings as more particularly stated in the Appendix 1 hereto (hereinafter collectively be referred to as **"the Demised Premises"**).

B. The Landlord is desirous of letting and the Tenant is desirous of taking on the tenancy of the Demised Premises upon the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:-

1. DEFINITIONS

1.1 Unless there be something in the context or subject matter inconsistent therewith,

(a) words importing the singular shall include the plural and vice versa;

(b) words importing the masculine gender shall include the feminine and neuter genders and vice versa;

(c) references to a natural person shall include a body of person corporate of unincorporated;

(d) words "herein", "hereinafter", "hereinbefore", "hereof", "hereunder" and other words of similar import shall refer to this Agreement as a whole and not to any particular provision;

(e) the expression "the Tenant" shall also mean and include the Tenant's employees, agents, invitees and any person permitted or authorised by the Tenant to be at the Demised Premises.

1.2 Where there are two (2) or more persons or parties included or comprised in the expression "the Tenant", any covenants, terms, stipulations and undertakings expressed to be made by and on the part of the Tenant shall be taken to be made by or binding upon such persons or parties jointly and severally.

1.3 The headings to the clauses of this Agreement are for convenience of reference only and shall not affect the construction thereof.

1.4 The Landlord and the Tenant understand, agree and acknowledge that:

(i) this Agreement has been freely negotiated by both parties; and

(ii) in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Agreement or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of such party having drafted this Agreement or any part thereof.

2. AGREEMENT TO LET

2.1 Subject to the terms and conditions herein contained, the Landlord hereby lets and the Tenant hereby accepts a tenancy of the Demised Premises:

(a) for the period as set out in Section 5 of the First Schedule hereto (hereinafter referred to as **"the Term"**) commencing and expiring on the date as stated in Section 6(a) and (b) of the First Schedule hereto; and

(b) at a monthly rental as set out in Section 7 of the First Schedule hereto (hereinafter referred to as **"the Rental"**).

3. DEPOSIT

3.1 The Tenant shall upon the execution of this Agreement pay to the Landlord:

(a) the sum as stated in Section 8(a) of the First Schedule hereto as deposit payable in respect of the Rental (**"Rental Deposit"**); and

(b) the sum as stated in Section 8(b) of the First Schedule hereto as deposit payable in respect of the water and electricity facilities (**"Utilities Deposit"**);

(hereinafter collectively be referred to as **"the Deposit"** the receipt of which the Landlord hereby acknowledges) as security for the due performance and observance of the covenants on the part of the Tenant herein contained.

3.2 (a) The Deposit shall not be taken or treated as payment towards account of the Rental and shall be retained by the Landlord for its own use and benefit throughout the Term, with power to the Landlord without prejudice to any other right or remedy hereunder to deduct therefrom any payments due to the Landlord consequent upon any non-observance or non-performance by the Tenant of any covenant herein contained.

(b) In the event of any deduction being made by the Landlord from the Deposit, the Tenant shall within **SEVEN (7) DAYS** after the notice of deduction by the Landlord, forthwith top-up the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to terminate this Agreement.

3.3 Subject to the aforesaid, the Deposit shall be refunded to the Tenant without interest, within **THIRTY (30) DAYS** after:

(a) the expiration or sooner determination of this Agreement and upon the delivery of vacant possession of the Demised Premises to the Landlord together with receipts evidencing payment of all utilities charges up to the date of delivery of vacant possession; or

(b) the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non-observance or non-performance of any of the covenants herein contained on the part of the Tenant to be observed and performed;

whichever is later.

3.4 The Landlord is entitled to appropriate and apply the various type or classes of Deposit interchangeably between the different types or classes of debts or outstanding sums accruing due from the Tenant to the Landlord.

4. COVENANTS BY TENANT

THE TENANT HEREBY COVENANTS WITH THE LANDLORD as follows:-

4.1 <u>Payment of Rental</u>

To pay with or without the Landlord's demand the Rental herein reserved in advance **ON THE FIRST (1ST) DAY** of each and every succeeding month free from all deductions and the first payment thereof shall be made on the execution of this Agreement.

4.2 <u>Payment of Utilities</u>

(a) To pay all utilities charges in respect of electricity, water, sewerage system, telephone and other telecommunication facilities supplied, consumed, used or incurred by the Tenant in the Demised Premises from the date of delivery of vacant possession.

(b) To furnish to the Landlord on monthly basis, the receipts evidencing payment of all utilities charges to the appropriate authorities.

4.3 <u>Use of Demised Premises</u>

(a) To use the Demised Premises only for the purpose stated in Section 9 of the First Schedule hereto.

(b) Not to permit or suffer anyone to sleep at the Demised Premises or to use the same or any part thereof wholly or partly as a dwelling (if the Demised Premises is a shop office/factory/workshop/commercial lot).

(c) Not to use the Demised Premises or any part thereof for the storage of goods or merchandise or as a laboratory or workshop save and except for the business of the Tenant.

(d) Not to keep or store or bring upon the Demised Premises arms, ammunition or unlawful goods, gunpowder, saltpeter, kerosene, gas, petrol and generally and inflammable or combustible substance or any goods which in the opinion of the Landlord are of a noxious dangerous or hazardous nature.

(e) Not to cause accumulation of dirt, rubbish or debris or any sort in or outside the Demised Premises or place or leave at the entrance or stairway, passages or corridors of the Demised Premises any box or rubbish or otherwise encumber and/or obstruct the same.

(f) Not to dispose of any garbage, rubbish or unused materials except in the manner and at the place as provided by the Landlord or any appropriate authorities and until such time as such garbage rubbish or unused materials is removed from the Demised Premises to keep the same securely sealed.

(g) Not to do or permit to be done upon the Demised Premises the keeping of any drugs, the smoking of opium or ganja or any other illegal drugs or to use the same as a place of entertainment or for illegal or immoral purposes (political gatherings and funerals are strictly prohibited) or anything which may contravene any laws, by-laws, acts, ordinances, enactments or regulations made by any of the appropriate authorities.

(h) Not to overload the floors or walls of the Demised Premises and shall when required by the Landlord to distribute any load on the floors or walls of the Demised Premises in accordance with the requirements of the Landlord.

4.4 Licence and Approval

To apply for and obtain, before the commencement of the Term, all licences, permits, registration and other approvals necessary for the conduct of the business of the Tenant and shall at all material times:

(i) maintain the licences, permits and approvals for the conduct of the business of the Tenant;

(ii) comply with and adhere to the conditions of such licences, permits and approvals; and

(iii) observe and comply with all laws, ordinances, orders, regulations and all requirements of the appropriate authorities governing or affecting the business of the Tenant.

4.5 Insurance

(a) To take out a public liability insurance policy at all time during this Agreement with an insurance company acceptable to the Landlord and shall punctually pay all premiums thereto.

(b) To insure and keep the Tenant's own properties and properties under the Tenant's possession and control insured from loss and damage by fire and other risks or contingencies with an insurance company as the Tenant shall think fit and shall pay all premiums relating thereto.

(c) Upon demand to forward the Landlord such original policy of insurance for inspection.

4.6 To Permit Inspection and Repairs

(a) Upon reasonable notice (except in the case of emergency whereupon no notice shall be required) to permit the Landlord and/or his agent, employees or workmen at all reasonable times to enter the Demised Premises for the purpose of, inter alia,:

(i) viewing the state and condition of the Demised Premises;

(ii) taking of inventory of the Landlord's fixtures and fittings therein;

(iii) carrying out structural repairs to the Demised Premises; or

(iv) carrying out repairs to the outer walls or external part of the Demised Premises.

(b) The Landlord may serve the Tenant written notice to effect any reasonable repairs thereto in a proper and workmanlike manner, provided that if the Tenant shall fail to comply with such notice within **THIRTY (30) DAYS** after service of such notice, then the Landlord may effect any such repairs in a proper and workmanlike manner, and the costs thereof shall become a debt due from the Tenant to the Landlord recoverable forthwith (fair wear and tear excepted) and be forthwith recoverable by the Landlord from the Tenant upon demand.

4.7 Notice of Defects

To promptly give written notice to the Landlord of any accident, defect or damage that may occur to the roof, main structure and outer walls or external part of the Demised Premises and to keep the Landlord informed of any circumstances likely to be of or cause any danger, risk or hazard to the Demised Premises.

4.8 Alteration and Additions

(a) Not to make or permit to be made any alteration, addition or improvement to the Demised Premises or any part thereof without prior written approval of the Landlord.

(b) The Tenant shall cause plans and drawings of the alterations, additions or improvements to the Demised Premises to be drawn and submitted to the Landlord and the appropriate authorities for approval and shall comply with the conditions therein.

(c) The Tenant shall nevertheless not carry out any work until and unless the approvals of the appropriate authorities are obtained.

(d) The costs and expenses of the alterations, additions or improvements shall be borne by the Tenant and not claimable from the Landlord upon the expiry or determination of this Agreement.

(e) Should any damage caused by the Tenant, the Tenant's employees or agents to the Demised Premises or any part thereof due to the renovations, additions or alterations

as aforementioned, the Tenant shall repair forthwith and make good such damage to the satisfaction of the Landlord. Upon default, it shall be lawful for the Landlord (but not obligatory) to remedy or repair such damage and the costs and expenses incurred thereby shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by the Landlord from the Tenant upon demand.

(f) Upon the determination of this Agreement, the Tenant shall if requested by the Landlord demolish any alteration, addition or improvement to the Demised Premises carried out pursuant to the Landlord's and the appropriate authority's approval so as to reinstate the Demised Premises to its original state and condition as at the date of delivery of vacant possession.

4.9 Upkeep and Maintenance

(a) During the duration of this Agreement and for so long as the Tenant remains in occupation and possession of the Demised Premises, keep and maintain at the Tenant's own costs and expense, the whole of the Demised Premises including but not limited to the interior, flooring, finishes and renderings to the walls, ceilings, doors, windows, electrical installations and wiring, the Landlord's fixtures and fittings in the Demised Premises in good and tenantable repair and condition (fair wear and tear excepted).

(b) To keep the Demised Premises and every part thereof clean and in the best possible hygienic condition and to keep all pipes, drains, basins, sinks and water closets in the Demised Premises clean and unblocked.

(c) The Tenant shall at its own costs and expense, employ competent and responsible persons acceptable to the Landlord to keep and maintain the Demised Premises in good condition.

(d) Should any damage or breakage be caused by the Tenant to the Demised Premises or any part thereof, the Tenant shall forthwith repair and make good such damage to the satisfaction of the Landlord, failing which the Landlord shall be entitled to execute the repairs and any costs and expenses incurred in carrying out such work shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by the Landlord from the Tenant upon demand.

4.10 Responsibility for Security

(a) To be responsible for the security and safely of the Demised Premises and in particular the Tenant shall ensure that the windows and doors of the Demised Premises are locked and secured at all times.

(b) To employ a watchman or watchmen for the protection of the Demised Premises during the day and night throughout this tenancy, if necessary.

4.11 Prohibition of Nuisance

(a) Not to do, permit or suffer to be done on the Demised Premises anything hazardous, immoral or which contributes a nuisance to the neighbours, and further to indemnify the Landlord against any loss suffered as a result of any such act or omission.

(b) Not to commit or suffer to be done on the Demised Premises any offensive or noisy activity or in any manner which may be a nuisance or annoyance to or in any way interfere with the quiet enjoyment and comfort of the neighbours, and further to indemnify the Landlord against all losses, actions, proceedings, costs, expenses, claims and demands as a result of any such act, matter or thing done or omitted to be done.

4.12 Compliance with Law

To observe and comply with all laws, statutes, ordinances, proclamations, orders or regulations affecting or relating to the Demised Premises and with all requirements or directives which may be issued or given by any appropriate authorities and the Tenant shall full indemnify the Landlord against all claims, demands, actions, fines, penalties and legal proceedings of whatsoever nature whether civil or criminal in respect of any breach by the Tenant of any such laws, statutes, ordinances, proclamations, orders, regulations, requirements or directives.

4.13 Statutory Notice

Within **SEVEN (7) DAYS** of its receipt of any notice, order or proposal for an order issued or made to the Tenant from any appropriate authorities in respect of the Demised Premises, to give full particulars of the same to the Landlord and if so required by the Landlord to take all reasonable steps or measures (within the period specified by such notice, order or proposal) to comply with the requirements of the same.

4.14 Nameplate or Sign

Not to use the outer walls or external part of the Demised Premises or any part of the Demised Premises for the purpose of any public announcement, or to exhibit any indication of business except the nameplate or sign indicating the business of the Tenant Provided That:

(i) the Tenant shall be fully responsible at its own costs and expenses for the putting up and removal of such nameplate or sign and shall make good any damage caused by such affixing, putting up or removal; and

(ii) in the event the Landlord bears any costs in the removal of the nameplate or sign upon the expiration or sooner determination of this Agreement, the Tenant shall indemnify the Landlord on demand for all costs and expenses incurred thereby.

4.15 Acts Affecting Fire Risks

Not to do anything whereby any insurance of the Demised Premises against fire may be rendered void or voidable or whereby the premium for any such insurance may be liable to be increased. The Tenant shall make good all damage suffered by the Landlord and shall on demand pay the Landlord such increased premium and all expenses incurred in or about any renewal of such policy or policies rendered necessary by any breach or non-observance of the provisions of this Clause without prejudice to any other rights of the Landlord.

4.16 Not to Assign

(a) Not to assign, sublet or part with possession of or share the occupation or use of the Demised Premises or any part thereof without the prior written consent of the Landlord.

(b) In the event the Tenant is a limited company, any substantial change during this Agreement in the equity of the Tenant or any substantial change in the equity of any holding company of the Tenant, altering the effective control of the Tenant or of the holding company of the Tenant, shall for the purpose of this Agreement be deemed and construed as an assignment, transfer, disposal or sub-letting of the Demised Premises. For the purpose of this Agreement, "substantial change" means any change in the shareholding of the Tenant or the Tenant's holding company equivalent to an aggregate of twenty-five per cent (25%) or more of the equity of the Tenant or of the Tenant's holding company as at the date hereof.

(c) In the event that the Tenant is a sole proprietorship or partnership, the Tenant shall ensure that any change in the proprietorship or members of the partnership shall only be effected with the prior approval of the Landlord. Any change effected without the approval of the Landlord shall for the purpose of this Agreement be regarded and construed as an event of default entitling the Landlord to terminate this Agreement.

4.17 No Auction

Not to permit or suffer any sale by auction or exhibition to be held at the Demised Premises.

4.18 No Caveats or Endorsement of Tenancy

Not to lodge or seek endorsement of tenancy hereby granted or cause any caveat to be lodged against or cause the endorsement of tenancy hereby granted on the issue document of title to the land upon which the Demised Premises is constructed. If the same is so lodged and/or endorsed, the Tenant shall within **SEVEN (7) DAYS** upon receipt of the notice by the Landlord withdraw or cause the same to be withdrawn failing which the Tenant shall be liable to pay compensation for any damage or loss suffered by the Landlord.

4.19 Warranties and Representations

The Tenant hereby acknowledges and declares that no representation, warranty, undertaking or holding out of any nature has been given or made by or on behalf of the Landlord in respect of the suitability of the Demised Premises or the fittings, fixtures, facilities and amenities of the Demised Premises in connection with the business intended to be carried out by the Tenant at the Demised Premises and that this Agreement sets forth the entire legal relationship between the parties hereto in relation to their respective rights, obligations and privileges herein contained and the Tenant hereby agrees and acknowledges that the Tenant has not entered into this Agreement relying on any representation or warranty made by the Landlord or the Landlord's employees and/or agents other than these made herein.

4.20 To Permit Inspection Prior to Determination of Tenancy

At any time during the last **THREE (3) MONTHS** immediately preceding the expiration of the Term or the sooner determination of this Agreement, the Tenant shall permit the Landlord or the Landlord's agents or employees to affix and retain on a conspicuous part of the Demised

Premises a notice for re-letting or the sale thereof and to permit the intending tenant or others with written permission from the Landlord or the Landlord's agents or employees, at all reasonable times of the day, to enter and view the Demised Premises.

4.21 On Determination of Tenancy

(a) Unless otherwise specified by the Landlord, the Tenant shall on the expiration or sooner determination of the Term yield up to the Landlord the Demised Premises together with the fixtures and fittings and all locks and keys (other than the partitions and the Tenant's trade fixtures) in good and tenantable repair and condition (fair wear and tear excepted) to the satisfaction of the Landlord and to replace at the Tenant's own costs and expenses any walls, window glass, light fittings, ceilings, panels or other fixtures and fittings belonging to the Landlord which have been damaged in any way by the Tenant. If the Tenant fails to yield up the Demised Premises in the manner prescribed upon the expiry of the Term, it shall be lawful for the Landlord's employees or agents to remove the trade fixtures and partitions on the Tenant's behalf, to repair all damage and breakage caused by the Tenant and to reinstate the Demised Premises to the reasonable satisfaction of the Landlord and all costs incurred thereby shall be deducted from the Deposit stipulated in Clause 3 herein and if the Deposit shall be insufficient to cover the costs incurred, then, the Tenant shall reimburse the shortfall thereof upon demand by the Landlord failing which the shortfall sum shall constitute debt owing by the Tenant to the Landlord which is recoverable at law or in equity.

(b) Unless otherwise agreed in writing by the Landlord, if the Tenant continues to occupy the Demised Premises or fails to deliver vacant possession thereof to the Landlord after the expiration of the Term, the Tenant shall pay the Landlord a sum equivalent to **TWO (2) TIMES** of the Rental pro-rated on a daily basis for the period of holding over the Demised Premises and such holding over shall not constitute a renewal of this Agreement.

4.22 Conditions Precedent before Yielding Up

Unless otherwise agreed to in writing by the Landlord, it shall be a condition precedent that the Tenant shall have first reinstated the Demised Premises to a state and condition satisfactory to the Landlord prior to the yielding up by the Tenant of the Demised Premises and all damage caused by such reinstatement shall be made good by the Tenant to the reasonable satisfaction of the Landlord.

4.23 Exemption

(a) The Tenant shall occupy and use the Demised Premises at the Tenant's own risk.

(b) The Landlord and its officers, employees, agents or contractors shall not be liable or in any way responsible for all claims, demands, actions, suits, proceedings, damages, costs, expenses or any nature whatsoever which the Tenant or any other person may suffer or incur in connection with:

(i) any injury or death of any person (including the Tenant);

(ii) any damage or loss to any property (whether belonging to the Tenant or otherwise); or

(iii) any consequential loss of any person (including the Tenant)

arising from any accident, omission, negligence, breach, default or act of whatsoever nature (including any criminal acts by any person) within the Demised Premises irrespective of whether such is caused by any act, omission, breach, default or neglect of the Landlord or its officers, employees, agents or contractor, the Tenant or otherwise.

4.24 Indemnity

In addition to and not in derogation of the provisions of Clause 4.23 hereof, the Tenant shall indemnify and keep the Landlord fully indemnify against all actions, claims, proceedings, demands, losses, damages, costs and expenses arising from or in connection with:

(i) all claims, proceedings, actions, costs, losses, charges and expenses which the Landlord may sustain, incur or pay arising out of or in connection with any act, omission, breach, default or neglect on the part of the Tenant;

(ii) any loss or damage to the Demised Premises, its adjoining or neighbouring premises caused whether directly or indirectly by the Tenant or the Tenant's employees, agents, licensees, invitees and/or guests, in particular (but without limiting the generality of the foregoing) cause whether directly or indirectly by the use, misuse, waste or abuse of water, electricity or other utilities or faulty fitting or fixtures of the Tenant;

(iii) any loss, damage or injury from any cause whatsoever to property or person or to the Demised Premises caused or contributed by the use of the Demised Premises or any act, omission, neglect, breach or default by the Tenant;

(iv) any injury, loss or damage which may be caused to or suffered by the Tenant as a result of or in any way connected with the design and construction of the Demised Premises or any material used for the construction or maintenance of the Demised Premises or any fixtures and fittings therein;

(v) the overflow, leakage or escape of water, smoke, fire, electricity, fumes or other substance whatsoever in or from the Demised Premises caused or contributed to by any act, omission of the Tenant; or

(vi) any breach or non-observance by the Tenant of any of the provisions of this Agreement.

4.25 Health and Welfare

To comply with the provisions for the health safety and welfare of persons employed to work in the Demised Premises in accordance with any laws, by-laws, acts, ordinances, enactments or regulations made by any of the appropriate authorities.

4.26 No Pollution

To take adequate measures to prevent air pollution and to implement, at its own costs and expenses, measures for minimising air or other forms of pollution if required by the appropriate authorities.

4.27 Not To Remove Wiring etc

The Tenant shall not remove any electric wiring, wire or cable or other like improvements done or installed by the Tenant or the previous tenant of the Demised Premises (excluding the machinery installed by the Tenant) when yielding or delivering up possession of the Demised Premises to the Landlord.

4.28 Act or Default by Tenant's Employees, etc

For the purpose of these presents any act, default or omission of the employees, servants, agents, invitees, licensees and/or guests of the Tenant shall be taken to be the act, default or omission of the Tenant both principally and vicariously.

5. COVENANTS BY LANDLORD

THE LANDLORD HEREBY COVENANTS WITH THE TENANT as follows:-

5.1 Quiet Enjoyment

That the Tenant paying the Rental herein reserved and performing all covenants on its part shall peacefully hold and enjoy the Demised Premises during the Tenant without interruption by the Landlord or any person claiming through under or in trust for him or by any other person whosoever and howsoever arising;

5.2 Payment of Outgoings

To pay all quit rent, assessments, property tax or other rates and impositions of like nature by whatsoever name called levied on the Landlord in respect of the Demised Premises save and except those covenanted to be paid by the Tenant under this Agreement.

5.3 Upkeep of the Demised Premises

To keep the roof, main structure and outer walls or external part of the Demised Premises in good and tenantable repair and condition at such times and in such manner as the Landlord in its absolute discretion shall consider to be necessary.

5.4 Insurance by the Landlord

At all times throughout the Term to keep the Demised Premises insured against loss or damage by fire and shall make payments necessary for the aforesaid purpose Provided Always that the provisions of this Clause shall not be deemed to bind the Landlord to insure against consequential loss nor against damage to or destruction of any furniture, fittings, fixtures, stocks in trade or other goods, chattels or effects of the Tenant situated in or upon the Demised Premises or any part of the Demised Premises.

6. MUTUAL AGREEMENT

PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED as follows:-

6.1 Option

(a) The Landlord, shall upon written request being made by the Tenant at least **THREE (3) MONTHS** prior to the expiry of the Term and subject to the due observance, compliance and performance of the terms, conditions and stipulations herein on the part of the Tenant, grant the Tenant a further term as stipulated in Section 10 of the First Schedule hereto (hereinafter referred to as "**the Further Term**") upon the same terms and conditions herein at a monthly rental stated in Section 11 of the First Schedule hereto save for this Clause for the option to renew.

(b) In the event the Tenant shall not exercise the option to renew, the Tenant shall allow the Landlord to affix upon the Demised Premises a notice for sale or reletting and to permit persons with authority from the Landlord or his agents at reasonable times to view the Demised Premises.

(c) The Further Term shall commence immediately upon the expiration of the Term Subject to the payment by the Tenant of:

(i) the increase in the revised rental deposit being a sum equivalent to three (3) months of revised monthly rent or such other amount as the Landlord may determine; and

(ii) whatever sums that are due and payable by the Tenant.

6.2 Damage to Demised Premises

(a) If at any time during this Agreement the Demised Premises (or any part thereof) is destroyed or damaged by fire (except where such fire has been caused by the fault, negligence, act or omission of the Tenant) so as to be unfit for use, then the whole or a fair proportion of the Rental (according to the nature and extent of the damage sustained) shall be suspended until the Demised Premises or such affected part is rendered fit for use (Provided that nothing herein shall render it obligatory on the part of the Landlord to rebuild or reinstate the Demised Premises or such affected part thereof) and the Landlord shall have the absolute discretion to decide whether to rebuild or reinstate the Demised Premises or such affected part thereof.

(b) In the event that the Landlord decides not to rebuild or reinstate the Demised Premises or such affected part thereof, then the Rental attributable thereto shall be suspended and shall cease to be payable from the happening of such destruction or damage and the Tenant will peaceably and quietly surrender and yield up to the Landlord vacant possession of the Demised Premises or such affected part thereof which the Landlord has decided not to rebuild or reinstate. If the entire Demised Premises are so affected, the Landlord shall refund the Deposit free of interest to the Tenant less such sum or sums as may be due and outstanding to the Landlord within **THIRTY (30) DAYS** after the Tenant shall have duly delivered to the Landlord vacant possession of the Demised Premises and photocopies of the receipts evidencing the payment of all utilities charges up to the date of delivery of vacant possession. The determination of this Agreement under this Clause shall not render the Landlord liable to the Tenant

in any manner whatsoever nor shall the Tenant have any claim (including but not limited to loss of business) against the Landlord in respect thereof.

6.3 Early Determination by Tenant

If this tenancy shall be determined prior to its expiry whether by the Tenant voluntarily or by virtue of Clause 7 hereof the whole of the Deposit shall be forfeited absolutely to the Landlord but without prejudice to any further right or action which the Landlord may have against the Tenant for breach of covenants on the Tenant's part. The Landlord shall in addition to the forfeiture of the Deposit be entitled to claim for the Rental for the unexpired portion of the Term and any antecedent breach by the Tenant of the terms and conditions herein contained.

6.4 Right to Cut Off Supplies

Without prejudice to the rights of the Landlord herein contained, the Landlord shall be entitled to cut off all supplies of electricity, water and air-conditioning and any other type of utility to the Demised Premises without any prior notice to the Tenant in the event that the Tenant fails or refuses to perform, observe or carry out any of its obligations herein contained of which notice has been given by the Landlord and any inconvenience, loss or damage suffered or sustained by the Tenant as a result thereof shall not be the subject of any claim whatsoever against the Landlord. The Tenant shall be responsible for the payment of the costs and expenses incurred in reinstating the supply of electricity, water, air-conditioning and any other type of utility.

6.5 Set-off or Appropriation

(a) The Landlord shall be entitled, at any time, to set off or deduct from any moneys held by the Landlord under this Agreement and/or any moneys to be paid by the Tenant under this Agreement:

(i) towards satisfaction of whatever outstanding sums due and payable or deemed to be due and payable by the Tenant to the Landlord (including but not limited to any fees or charges outstanding); and/or

(ii) for making good any breach of this Agreement by the Tenant.

(b) The Landlord shall have the right to appropriate, either at the time of payment or at any time thereafter, any moneys paid to the Landlord towards discharge of the Tenant's liabilities under this Agreement as the Landlord may consider fit irrespective of any appropriation purported/intended by the Tenant or by any other party effecting payment.

7. EVENTS OF DEFAULT

7.1 If:

(i) the Rental or any part thereof or any payment whatsoever due and payable by the Tenant to the Landlord under the terms of this Agreement is in arrears (whether the same has been formally demanded or not);

(ii) the Tenant commits a breach of any of the terms and conditions contained in this Agreement;

(iii) any step is taken or an order is made or a resolution is passed or legislation is enacted for the winding-up, dissolution, liquidation or bankruptcy, as the case may be, of the Tenant or a petition for winding-up or bankruptcy, as the case may be, is presented against the Tenant;

(iv) any execution or attachment is levied, enforced or issued against any of the Tenant's assets at the Demised Premises;

(v) the Tenant (being a company) is unable to pay its debts within the ambit of the provisions of the Companies Act 2016; or

(vi) the Tenant dies or of unsound mind (in the case of a natural person);

then in any of such cases it shall be lawful for the Landlord at any time thereafter to serve a notice under Section 235 of the National Land Code 1965 requiring the Tenant to remedy the breach or default (if the same is capable of being remedied) and it is hereby agreed that a period of **SEVEN (7) DAYS** shall be regarded as reasonable and sufficient notice for the purposes of Section 235 of the National Land Code 1965 and;

(a) upon the expiration of the aforesaid notice and the Tenant's failure to remedy the breach or default complained of; or

(b) in the case of an event of breach or default not capable of being remedied by the Tenant,

the Landlord shall be at liberty to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon this Agreement shall be treated as determined and the Deposit shall be forfeited by the Landlord but WITHOUT PREJUDICE to any right of action the Landlord may have against the Tenant in respect of any unpaid Rental, the Rent for the unexpired term and any antecedent breach by the Tenant of the terms and conditions herein contained.

7.2 In the event of re-entry by the Landlord or other legal action taken by the Landlord to enforce the terms herein contained or towards recovery of the arrears of the Rental or any other payments payable under this Agreement or for loss or damage suffered by the Landlord, the Tenant shall pay all legal costs and expenses ensuing therefrom and incurred by the Landlord on a solicitor and own client basis.

7.3 Without prejudice to the rights, powers and remedies of the Landlord as otherwise provided in this Agreement, the Tenant shall pay late payment charges by way of interest calculated on a daily basis at the rate of **TWO PER CENTUM (2%) PER MONTH** on all moneys due by the Tenant to the Landlord under this Agreement.

7.4 Notwithstanding anything to the contrary herein contained, if this Agreement comes to an end whether by effluxion of time or otherwise and the Tenant fails to remove all its properties (which expression shall include personal property of every description) from the Demised Premises, it shall be lawful for the Landlord to sell or otherwise dispose of such properties of the Tenant at the Demised Premises at such time and in such manner as the Landlord may at its absolute discretion consider fit WITHOUT PREJUDICE to any other rights, powers

and remedies of the Landlord, the Landlord will, after deducting the expenditure incurred for such sale, apply the net proceeds of sale towards payment of all arrears of the Rental and all other moneys due and owing by the Tenant to the Landlord under this Agreement and the balance thereof (if any) shall be paid to the Tenant.

8. FORCE MAJEURE

The Landlord shall not be liable for any failure in performing or discharging its obligations hereunder if the performance or discharge thereof is rendered impossible or impracticable by reason of any fire, flood, riot, civil commotion, labour disputes, strike, lock out, Act of God, governmental action or any other cause which is beyond the reasonable control of the Landlord.

9. DISPUTE RESOLUTION

9.1 Amicable Settlement

(i) The parties hereto must attempt to settle any dispute or difference between the parties relating to this Agreement amicably before the commencement of arbitration.

(ii) Unless the parties hereto agree otherwise, arbitration may not be commenced until after fourteen (14) days from the day on which such dispute or difference arose (even if no attempt at amicable settlement has been made).

9.2 Arbitration

(i) In this Clause 9.2:

"**AIAC**" means the Asian International Arbitration Centre (Malaysia).

(ii) Any dispute or difference between the parties hereto relating to this Agreement must be finally decided by arbitration by three (3) arbitrators and in accordance with the AIAC Arbitration Rules.

(iii) The arbitration must be conducted in English and the place or arbitration will be in Kuala Lumpur, Malaysia.

(iv) Each party must appoint one (1) independent arbitrator each to the Arbitration Tribunal and the two arbitrators appointed by the parties must agree upon a third arbitrator who will act as the chairman.

(v) If either party hereto fails to appoint an arbitrator under Clause 9.2(iv) hereof within twenty eight (28) days of the other party requesting that they wish to refer the matter to arbitration, the other party may thereupon request the Director of the AIAC, to appoint the arbitrator for the party in default.

(vi) If agreement between the two arbitrators upon the third arbitrator cannot be reached within twenty eight (28) days from the last date of their appointment, such third arbitrator may be appointed on the application of either of the parties, by the Director of the AIAC.

(vii) The award of the arbitration tribunal established under this Clause 9.2 will be final and binding on both parties hereto.

(viii) The costs of arbitration, in principle, are to be borne by the unsuccessful party. However, the arbitration tribunal may apportion each of such costs between the parties if it determines that apportionment is reasonable taking into account the circumstances of the case.

(ix) The arbitration will be governed by the Arbitration Act 2005 and the laws of Malaysia.

10. WAIVER OR INDULGENCE

Delay in exercising or omission to exercise any right, power or remedy accruing to either party or knowledge or acquiescence by the party concerned of any breach of any of the conditions or covenants herein contained or any indulgence given by the party concerned shall not affect, impair or prejudice any such right, power or remedy or to be construed to be a waiver of such conditions or covenants or any of them and notwithstanding such knowledge or acquiescence or indulgence given the party concerned shall be entitled to exercise his right under this Agreement and to require strict performance by the other of the terms and conditions herein nor shall the party concerned be liable to the other in any manner whatsoever for not enforcing any of his rights hereunder.

11. SCHEDULES

The Schedule and Appendix hereto shall be taken read and construed as an essential part of this Agreement.

12. NOTICE

12.1 Any notice required to be served hereunder shall be in writing and shall be considered sufficiently served:

<u>on the Tenant if</u>:

(i) left at the Demised Premises addressed to the Tenant; or

(ii) forwarded to the Tenant by prepaid registered and/or ordinary post to the Tenant's last known registered or place of business; and

<u>on the Landlord if</u>:

(i) sent by prepaid registered post; or

(ii) delivered personally;

to the address of the Landlord herein stated or the Landlord's last known address notified to the Tenant by the Landlord from time to time.

12.2 A notice sent by post shall be deemed to have been given after fifth (5th) day of posting.

12.3 Any change of address by either party shall be communicated to the other in writing. Nothing done in reliance on Clause 12.1 hereof shall be affected or prejudiced by any subsequent change in the address over which the other party has no actual knowledge of at the time the act or thing was done or carried out.

13. APPLICABLE LAW AND COMPETENT JURISDICTION OF COURT

This Agreement shall be governed by and construed in all respect in accordance with the laws of Malaysia and the parties hereto hereby agree that they shall submit to the exclusive jurisdiction of the Courts of the States of Malaya in all matters connected with the obligations and liabilities if the parties hereto under or arising out of this Agreement and the service of writ of summons, statement of claim or other legal process by repaid registered post to his address as hereinafter mentioned or in such manner or mode as a court of competent jurisdiction may order or direct.

14. ENTIRE AGREEMENT

This Agreement sets out the entire agreement and undertaking between the parties hereto and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the parties hereto with respect to the subject matter hereof. No variation of this Agreement of whatever nature shall be made or purported to the made by any party or parties (nor shall any variation or purported variation be valid or enforceable) unless the same is in writing and duly agreed and executed by all the parties concerned.

15. SEVERABILITY

If any provision of this Agreement for any reason shall be declared invalid, void, illegal or otherwise unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. The parties shall amend that provision in such manner as to achieve the intention of the parties without illegality or where it is not practicable to do so that provision shall be severed from this Agreement.

16. INDIRECT TAX

16.1 In this Clause 16:

"**Indirect Tax**" means any goods and services tax, consumption tax, value added tax, sales tax, service tax or any tax of a similar nature.

16.2 All amounts set out or expressed in this Agreement to be payable by the Tenant to the Landlord shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Landlord to the Tenant under or in connection with this Agreement, the Tenant shall pay to the Landlord (in addition to and at the same time as paying the amount due by the Tenant) an amount equal to the amount of the Indirect Tax, failing

which interest shall be payable by the Tenant on the amount due by the Tenant and the amount of the Indirect Tax at the rate specified in Clause 7.3.

16.3 If the Landlord is required to make any payment of or on account of any Indirect Tax on or in relation to any sum received or receivable under or in connection with this Agreement (including any sum deemed for purposes of the Indirect Tax to be received or receivable by the Landlord whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Landlord, the Tenant shall forthwith indemnify the Landlord for any loss or liability against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

16.4 Where this Agreement requires the Tenant to reimburse the Landlord for any costs or expenses, the Tenant shall also at the same time pay and indemnify the Landlord against all Indirect Tax incurred by the Landlord in respect of the costs or expenses to the extent that the Landlord reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

17. LEGAL COSTS AND DISBURSEMENTS

The stamp duties and other disbursements incurred in respect of this Agreement shall be borne by the Tenant Provided That each party shall bear its own solicitor's fees.

18. SUCCESSORS BOUND

This Agreement shall be binding on and be for the benefit of the heirs, personal representatives, successors-in-title and assigns of the Landlord and the Tenant.

19. TIME

Time wherever mentioned shall be of the essence of this Agreement.

20. NON-ASSIGNABILITY

The Tenant shall not assign this Agreement or any part thereof or any interest herein without the prior written consent of the Landlord.

[*the rest of this page is intentionally left blank*]

IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands the day and year first above written.

THE LANDLORD

SIGNED for and on behalf of)
FGX ASIA INVESTMENT LTD)
(Company No. 1652243))
in the presence of:)

For and on behalf of
Lion International Management Limited
As sole director of FGX Asia Investment Ltd

Authorised Signatory(ies)

Witness
Name: Evelyn Ng
Designation: Trust Relationship Officer

THE TENANT

SIGNED for and on behalf of)
ULTRATREX MACHINERY SDN. BHD.)
(Registration No. 200801031690) (833023-M))
in the presence of:

Witness
Name: Amelin
Designation: FM

Name: Wong Kok Seng
Designation: MD

FIRST SCHEDULE

SECTION	ITEM	PARTICULARS
1.	DATE OF AGREEMENT	16 August 2024
2.	LANDLORD	FGX ASIA INVESTMENT LTD (Company No. 1652243), a company incorporated in the British Virgin Islands
	Registered Address	Woodbourne Hall, Road Town, Tortola, British Virgin Islands
	Business Address	c/o HSBC TRUSTEE (SINGAPORE) LIMITED, 10 Marina Boulevard, Level 48, Marina Bay Financial Centre Tower 2, Singapore 018983
3.	TENANT	ULTRATREX MACHINERY SDN. BHD. (Registration No. 200801031690) (833023-M), a company incorporated in Malaysia
	Registered Address	No. 26A, Jalan Dedap 4, Taman Johor Jaya, 81100 Johor Bahru, Johor
	Business Address	PLO 229, Jalan Kencana Mas 2, Kawasan Perindustrian Tebrau III, 81100 Johor Bahru, Johor
4.	DEMISED PREMISES	One single storey workshop/steel fabrication with double storey office building held under PN 64738, Lot 147931, Mukim Tebrau, Daerah Johor Bahru, Negeri Johor (previously held under HS(D) 472180, PTD 151815, Mukim Tebrau, Daerah Johor Bahru, Negeri Johor) bearing a postal address known as PLO 229, Kawasan Perindustrian Tebrau III, 81100 Johor Bahru, Johor.
5.	TERM	Two (2) years from 1st August 2024
6.	(a) COMMENCEMENT DATE	1st August 2024
	(b) EXPIRY DATE	31st July 2026

SECTION	ITEM	PARTICULARS
7.	RENTAL	Ringgit Malaysia Eighty Seven Thousand Two Hundred and Sixty Eight (RM87,268.00) only per month.
8.	DEPOSIT	
	(a) Rental Deposit	Ringgit Malaysia One Hundred Seventy Four Thousand Five Hundred and Thirty Six (RM174,536.00) only.
	(b) Utilities Deposit	Not Applicable
9.	PURPOSE	Engineering related activities.
10.	FURTHER TERM	Not Applicable.
11.	RENTAL FOR FURTHER TERM	Not Applicable.

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APPENDIX 1

THE LANDLORD'S FIXTURES AND FITTINGS

ITEM	DESCRIPTION	UNIT	QTY
1.	**Staff Working Area (Grid 2A to 3)**		
1.1	1600mm Work Station w/Metal Leg & Mobile Pedestal (Maple Colour)	Sets	2
1.2	1500mm Work Station w/Metal Leg, Mobile Pedestal (Maple Colour)	Sets	2
1.3	5'5"L Wall Hang Laminated Filing Cabinet w/Top Hung Door	Units	4
1.4	Medium Bank Full Fabric Office Chair	nos	4
2.0	**Corridor**		
2.1	24'L Full Height Laminated Storage Cabinet w/Aluminium Frame Sandblasting Door Design	Unit	1
2.2	2'6"L Full Height Laminated Cabinet for Hose Real	Unit	1
3.0	**Manager Room 1 & 2 (Contract)**		
3.1	11'L Laminated Low Filing Cabinet w/Aluminium Strip Design	Units	2
3.2	18'L Laminated Open Book Case w/6'L Aluminium Frame Black Glass Door Filing Cabinet	Units	2
3.3	12'L x 2'6"Ht Colour Mirror Backing Between Cabinet	Units	2
3.4	6'6"L Writing Table w/(12mm Thick) Tempered Sandblast Glass Top and Laminated Pedestal Stand	Units	2
3.5	Medium Back Full Fabric Manager Chair	Nos	2
3.6	Low Back Full Fabric Visitor Chair	Nos	4
4.0	**Account Room**		
4.1	7'L x 8'H Height Laminated Storage Cabinet	Unit	1
4.2	Ready Made Sliding Door Cabinet	Unit	1
4.3	1600mm Work Station w/Metal Leg, Mobile Pedestal (Maple Colour)	Sets	2

ITEM	DESCRIPTION	UNIT	QTY
4.4	7'L x 5'H Wall Hang Laminated Filing Cabinet	Unit	1
4.5	Medium Back Full Fabric Office Chair	Nos	2
5.0	**Entrance of Washroom**		
5.1	3' x 7'6" Wooden Frame Glass Panel Swing Door w/Handle	Unit	1
5.2	8'L x 3'Ht Mirror Panel w/Lighting Pelmet	Unit	1
6.0	**Discussion Room**		
6.1	Ready Made 1+4 Discussion Set	Unit	1
7.0	**Corridor**		
7.1	12'L Full Height Laminated Storage Cabinet w/Aluminium Frame Sandblasting Door Design	Unit	1
7.2	2'L Full Height Box-Up MDF Board Partition w/Wooden Frame and Wallpaper Finish	Unit	1
7.3	2'6"L Full Height Laminated Cabinet for Hose Reel	Unit	1
8.0	**Staff Working Area (Grid 3A to 4A)**		
8.1	12'L x 8'H Height Laminated Storage Cabinet w/Laminated Backing & Colour Glass Panel	Unit	1
8.2	1600mm Work Station w/Metal Leg, Mobile Pedestal (Maple Colour)	Sets	6
8.3	6'L Wall Hang Laminated Filing Cabinet w/Top Hung Door	Unit	2
8.4	Medium Back Full Fabric Office Chair	Nos	6
9.0	**Conference Room**		
9.1	12'6"L Nyatoh Box-up Sliding Track Pelmet	Unit	1
9.2	36'L Nyatoh Ceiling Trimming	Unit	1
9.3	5'Ht Bar Handle	Pair	2
9.4	13'6"L x 4'H Spray White Wood Decorative Panel c/w Lighting Pelment	Unit	1

ITEM	DESCRIPTION	UNIT	QTY
9.5	8'L x 4'Ht Sandblasted Glass Writing Board	Unit	1
9.6	14'L Laminated Low Storage Cabinet	Unit	1
9.7	10'L x 4'W Laminated Conference Table w/2'L Colour Mirror Top	Unit	1
9.8	Medium Back Full Fabric Meeting Chair w/Armrest	Nos	10
10.0	**Pantry**		
10.1	3' x 7'6" Wooden Frame Sandblasted Glass Swing Door w/Handle	Unit	1
10.2	4' x 4' Box-up Laminated to DB	Unit	1
10.3	7'L Pantry Base Laminated Cabinet w/Granite Top and Skirting	Unit	1
10.4	7'L Pantry Hung Laminated Cabinet w/Aluminium Frame Mirror Door	Unit	1
10.5	Single Bowl Kitchen Sink and Faucet	Unit	1
11.0	**Server Room**		
11.1	3' x 7'6" Wooden Frame Laminated Door w/Handle & Lockset	Unit	1
11.2	4'L Low Laminated Safe Box Cabinet	Unit	1
12.0	**Guard House**		
12.1	12'6"L Laminated Working Table c/w Drawer Set	Unit	1
12.2	4'L x 7'H Aluminium Track Shelving System	Set	1
13.0	**IT Equipment**		
13.1	CCTV DVR or Computer System	Unit	1
13.2	CCTV Cameras	Unit	16
13.3	Burglary Alarm System	Set	1
13.4	Card Access System	Unit	6
13.5	Autogate System	Unit	1

ITEM	DESCRIPTION	UNIT	QTY
14.0	**Plant & Machinery**		
14.1	Single Girder Electric Overhead Travelling Crane – 10 tonnes	Unit	1
15.0	**Distribution Boards**		
15.1	3 phase 1000 amp main DB	No.	1
	3 phase 150 amp sub DB	Nos.	13
	3 phase 100 amp sub DB	Nos.	3
	3 phase 30 amp sub DB	Nos.	3
	1 phase 30 amp sub DB	No.	1

For avoidance of doubt, the following are not inclusive under this Agreement and shall be removed by the Landlord prior to / at time of the Commencement Date:

1.0 Dama Power 3100 CNC Flame / Plasma Cutting Machine

2.0 Computer Server

3.0 Warehouse/store racking

4.0 Welding equipments & tools

APPENDIX 2

LAYOUT PLAN OF THE DEMISED PREMISES

CCO & ASSOCIATES

APPENDIX: D



N
RIZAB LALUAN KERETAPI 198' (60.35m)
PTD 15181
PTD 151816
PTD 151816
Jalan Kencana Mas 2

SITE PLAN

Kawasan Perindustrian Tebrau III
Mukim of Tebrau, District of Johor Bahru
State of Johor

Scale: Diagrammatic only, not to scale.

CCO & ASSOCIATES

APPENDIX: E


STEEL FABRICATION YARD
(OPEN SHED)
STEEL FABRICATION YARD
(OPEN SHED)
STEEL FABRICATION YARD
(OPEN SHED)

GROUND FLOOR

BUILDING PLANS

The Subject Property

Scale: Diagrammatic only, not to scale.

CCO & ASSOCIATES

APPENDIX: E



STEEL FABRICATION YARD
(OPEN SHED)
(BELOW)
STEEL FABRICATION YARD
(OPEN SHED)
(BELOW)
STEEL FABRICATION YARD
(OPEN SHED)
(BELOW)

MEZZANINE FLOOR

BUILDING PLANS

The Subject Property

Scale: Diagrammatic only, not to scale.

CCO & ASSOCIATES

APPENDIX: E



A1
GUARD HOUSE
A1

GUARD HOUSE

BUILDING PLANS

The Subject Property

Scale: Diagrammatic only, not to scale.